UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2021

FS DEVELOPMENT CORP. II

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-40067 (Commission File Number)	85-2696306 (I.R.S. Employer Identification No.)
600 Montgomery Street, Suite 4500 San Francisco, California (Address of principal executive offices)	94111 (Zip Code)

(415) 877-4887

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FSII	The Nasdaq Capital Market

☒	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01.	Other Events.

On February 19, 2021, FS Development Corp. II (the “Company”) consummated its initial public offering (the “IPO”) of 20,125,000 shares of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”), including the issuance of 2,625,000 shares of Class A Common Stock as a result of the underwriter’s exercise in full of its over-allotment option. The Class A Common Stock was sold at a price of $10.00 per share, generating gross proceeds to the Company of $201,250,000.

On February 19, 2021, simultaneously with the consummation of the IPO, the Company completed the private sale (the “Private Placement”) of an aggregate of 602,500 shares of Class A Common Stock (the “Private Placement Shares”) to FS Development Holdings II, LLC at a purchase price of $10.00 per Private Placement Share, generating gross proceeds to the Company of $6,025,000.

A total of $201,250,000, comprised of $197,225,000 of the proceeds from the IPO (which amount includes $7,043,750 of the underwriter’s deferred discount) and $4,025,000 of the proceeds of the sale of the Private Placement Shares, was placed in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A. maintained by Continental Stock Transfer & Trust Company, acting as trustee.

An audited balance sheet as of February 19, 2021 reflecting receipt of the net proceeds upon consummation of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description

99.1	Audited Balance Sheet as of February 19, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Development Corp. II

By:	/s/ Dennis Ryan
Name: Dennis Ryan Title: Chief Financial Officer

Dated: February 25, 2021

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